UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 District Avenue, Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2023, Minerva Neurosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 1,425,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $10.00 per Share, and (ii) in lieu of additional shares of Common Stock, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 575,575 shares of Common Stock at a purchase price of $9.99 per Pre-Funded Warrant. The price per Pre-Funded Warrant represents the price of $10.00 per Share to be sold in the Private Placement, minus the $0.01 per share exercise price of each such Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.

The Pre-Funded Warrants to be issued in the Private Placement will provide that a holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants to the extent such holder, together with its affiliates, after giving effect to such exercise, would beneficially own in excess of the beneficial ownership limitation, as elected by such Investor, immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each Pre-Funded Warrant holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.

The Private Placement is expected to close on or about June 30, 2023, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $20.0 million, before deducting estimated offering expenses payable by the Company. The Company expects the net proceeds from the Private Placement to be used to support potential regulatory approval in the U.S., commercialization activities and market launch of roluperidone, which is being developed for the treatment of negative symptoms in schizophrenia.

Pursuant to the Securities Purchase Agreement, the Company has agreed to file a registration statement covering the resale of the Registrable Securities (as such term is defined in the Securities Purchase Agreement) on or before the date that is 45 days after the date of the closing of the Private Placement (the “Filing Deadline”). The Company has agreed to use its commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the third anniversary of the effective date of the initial registration statement covering the Registrable Securities; (ii) the date all Shares and all shares of Common Stock underlying the Pre-Funded Warrants may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements; or (iii) immediately prior to the closing of a Change of Control (as such term is defined in the Securities Purchase Agreement). The Company has agreed to be responsible for all expenses incurred in connection with the registration of the Registrable Securities.

Pursuant to the Securities Purchase Agreement, in connection with the Private Placement, Boehringer Ingelheim International GmbH, an Investor in the Private Placement, will have the right to designate an observer to attend, subject to certain exceptions, meetings of the Company’s board of directors and its committees, until the earlier of (i) the occurrence of a Change of Control and (ii) the date that it and its affiliates collectively hold less than 10% of the Company’s Common Stock (which shall be calculated by including in the amount of Common Stock held by such Investor and its affiliates any shares of common stock issuable upon exercise of any portion of the Pre-Funded Warrant issued to such Investor and not yet exercised).

The foregoing descriptions of the Pre-Funded Warrants and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. The offering and sale of the securities will be made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, and Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01	Other Events.

On June 28, 2023, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

10.1	Securities Purchase Agreement, dated June 27, 2023, by and among Minerva Neurosciences, Inc. and the purchasers party thereto.

99.1	Press release announcing Private Placement, dated June 28, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

Date: June 28, 2023	By:	/s/ Geoffrey Race
Geoffrey Race
President

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